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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Anteon International Corporation and Subsidiaries:

We consent to the use in the Form S-1 Registration Statement of Anteon International Corporation of our report dated April 30, 1999 on the consolidated balance sheet of Analysis & Technology, Inc. and Subsidiaries as of March 31, 1999, and the related consolidated statements of earnings, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended March 31, 1999, and to the reference to our firm under the heading "Experts".

                                          /s/ KPMG LLP

Providence, Rhode Island
December 21, 2001